REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Sumner & Lawrence Limited

Santa Fe, New Mexico

We have audited the accompanying balance sheets of Sumner & Lawrence Limited as of December 31, 2011 and 2010 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2011. Sumner & Lawrence Limited’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sumner & Lawrence Limited as of December 31, 2011 and 2010 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

April 16, 2012

Sumner & Lawrence Limited

Balance Sheets

December 31, 2011 and 2010

	December 31, 2011	December 31, 2010

ASSETS
Current Assets
Cash	$12,429	$44,181
Accounts Receivable	153,338	307,024
Total Current Assets	165,767	351,205

Fixed Assets (Net)
Furniture and Equipment	143	428
Total Fixed Assets	143	428

TOTAL ASSETS	165,910	351,633

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	76,632	154,250
Accrued Expenses	1,471	4,669
Total Current Liabilities	78,103	158,919

TOTAL LIABILITIES	78,103	158,919

Stockholders' Equity
Common Stock; no par value, 20,000 shares
authorized, 10,000 shares issued & outstanding	10,000	10,000
Retained Earnings	77,807	182,714
Total Stockholders' Equity	87,807	192,714

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$165,910	$351,633

 The accompanying notes are an integral part of these financial statements

Sumner & Lawrence Limited

Statements of Operations

Years Ended December 31, 2011 and 2010

	Years Ended December 31,
	2011	2010

INCOME
Services	$1,102,419	$1,702,701
Total Revenue	1,102,419	1,702,701

COST OF SERVICE REVENUE	809,504	1,217,226

GROSS PROFIT	292,915	485,475

EXPENSES
General & Administration	233,043	253,099
Payroll Expense	84,779	111,044
Total Expenses	317,822	364,143

OTHER INCOME (EXPENSE)
Interest Income	-	-
Sale of Asset	-	-
Interest Expense	-	-
Total Other Income (Expense)	-	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(24,907)	121,332

Current Income Tax Expense	-	-

Deferred Income Tax Expense	-	-

Net (Loss) Income	$(24,907)	$121,332

Net (Loss) Income per Common Share - Basic and Diluted	$(2.49)	$12.13

Weighted Average Number of Shares
Outstanding - Basic and Diluted	10,000	10,000

 The accompanying notes are an integral part of these financial statements

Sumner & Lawrence Limited

Statement of Stockholders' Equity

Years Ended December 31, 2011 and 2010

	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Retained Earnings (Deficit)

Balance December 31, 2009	10,000	$10,000	$-	$131,382
Distributions				(70,000)
Net income for the year ended December 31, 2010				121,332

Balance December 31, 2010	10,000	10,000	-	182,714
Distributions				(80,000)
Net loss for the year ended December 31, 2011				(24,907)

Balance December 31, 2011	10,000	$10,000	$-	$77,807

 The accompanying notes are an integral part of these financial statements

Sumner & Lawrence Limited

Statements of Cash Flows

Years Ended December 31, 2011 and 2010

	Years Ended December 31,
	2011	2010

OPERATING ACTIVITIES
Net (Loss) Income	$(24,907)	$121,332

Adjustments to reconcile Net (Loss) Income to Net Cash provided by operations:
Noncash Expenses:
Depreciation	285	361
Change in assets and liabilities:
Decrease (Increase) in Accounts Receivable	153,686	(43,416)
(Decrease) in Accounts Payable	(77,618)	(41,254)
(Decrease) In Accrued Expenses	(3,198)	(1,771)
NET CASH PROVIDED BY OPERATING ACTIVITIES	48,248	35,252

INVESTING ACTIVITIES
There were no investing activities	-	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES
Distributions	(80,000)	(70,000)
NET CASH (USED) BY FINANCING ACTIVITIES	(80,000)	(70,000)

NET CASH DECREASE FOR PERIOD	(31,752)	(34,748)

CASH AT BEGINNING OF PERIOD	44,181	78,929

CASH AT END OF PERIOD	$12,429	$44,181

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
For the years ended December 31, 2011 and 2010: None

 The accompanying notes are an integral part of these financial statements

SUMNER & LAWRENCE LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1 – Summary of Significant Accounting Policies

Nature of Business – Sumner & Lawrence Limited (“Company” or “Sumner”) is a small business with a broad spectrum of scientific disciplines that provides consulting services to the public sector, especially with regard to emerging technologies, alternative applications of established technologies, and assessment of development and maintenance programs for strategic technologies. The Company’s principal product is scientific and technological knowledge, gained through academic discipline, research activities and application experience. Sumner, a New Mexico corporation formed in 1985, expanded in 1993 with the addition of retired senior scientists and technical managers from the Los Alamos National Laboratory. The Company offers consulting services that are based on sound science, an unprejudiced perspective, and multi-disciplined capabilities at reasonable rates. Sumner holds ongoing contracts with government agencies that provide a framework of audited fees and burden, as well as appropriate levels of security clearance. Major clients include the State Department, the Department of Defense, the Department of Energy, various military services and affiliated agencies, the National Laboratories, and contractors to these organizations.

Property and Equipment – Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated life has been determined to be three years unless a unique circumstance exists, which is then fully documented as an exception to the policy.

Fair Value of Financial Instruments – The Company estimates that the fair value of all financial instruments does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets.

Income Taxes – The Company is not a taxpaying entity for federal income tax purposes. Taxes are paid on taxable income by the individual members rather than by the Company. Accordingly, no provision for income taxes has been recorded in the financial statements.

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, “Earnings Per Share.”

Allowance for Doubtful Accounts - The Company establishes an allowance for doubtful accounts to ensure accounts receivables are not overstated due to uncollectibility. Bad debt reserves are maintained based on a variety of factors, including the length of time receivables are past due and a detailed review of certain individual customer accounts. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. The allowance for doubtful accounts at December 31, 2011 and 2010 is $0.

Recently Enacted Accounting Standards – The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) ASU’s No. 2009-2 through ASU No. 2011-12 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Revenue Recognition – The Company’s revenue is derived primarily from providing services under contractual agreements. Revenue is recognized when a project is completed.

NOTE 2 – Capital Stock

Common Stock

The Company has authorized 20,000 shares of common stock, no par value. At December 31, 2011 and 2010 there were 10,000 shares issued and outstanding.

On December 31, 2011, the Company closed a share exchange transaction (the “Reorganization”) with the shareholders of Sigma Labs, Inc., a Nevada corporation (“Sigma”), which resulted in Sumner along with a commonly owned company (La Mancha Company), becoming a wholly-owned subsidiary of Sigma. All of the shares of Sumner and La Mancha Company common stock outstanding at the closing of the Reorganization were exchanged for a total of 35,000,000 shares of Sigma’s common stock.

NOTE 3 – (Loss) Earnings Per Share

The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the period ended December 31, 2011 and December 31, 2010:

	Year Ended December 31,
	2011	2010
Earnings from continuing Operations available to Common stockholders	$(24,907)	$121,332

Weighted average number of common shares Outstanding used in earnings per share during the Period	10,000	10,000

NOTE 4 – Furniture and Equipment

The following is a summary of property and equipment, purchased, used and depreciated over a three-year period, less accumulated depreciation, as of December 31, 2011 and 2010:

	Year Ended December 31,
	2011	2010
Furniture and Fixtures	$35,303	$35,303
Less: Accumulated Depreciation	(35,160)	(34,875)
Net Property and Equipment	$143	$428

Depreciation expense on property and equipment was $285 and $361 for the periods ended December 31, 2011 and 2010.

NOTE 5 – Commitments and Contingencies

Operating Leases – The Company leases office space under operating leases. Expense relating to these operating leases was $28,595 and $28,645 for the years ended December 31, 2011 and 2010. There are no future minimum lease payments required under operating leases at December 31, 2011.

NOTE 6 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no items to disclose, except as disclosed below.

The Company extended its office space lease agreement subsequent to year end. Total minimum future payments under this lease extension are $28,320 which will all be due in 2012.

NOTE 7 – Concentrations

Revenues – During the years ended December 31, 2011 and 2010, the Company had one significant customer who accounted for approximately 94% and 90%, respectively, of the Company’s revenue. The loss of the revenues generated by this customer would have a significant effect on the operations of the Company.

Accounts Receivable – The Company had one significant customer who accounted for approximately 85% and 85% of the Company’s accounts receivable balance at December 31, 2011 and 2010, respectively.